Exhibit 10.1

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

AGREEMENT FOR DISTRIBUTION OF PRODUCTS

This Agreement for Distribution of Products is entered into to be effective as of January 1, 2005 (the “Effective Date”), by and between Whole Foods Market Distribution, Inc., a Delaware corporation having an address at 550 Bowie Street, Austin, Texas 78703 (“WFM”) and United Natural Foods, Inc. and its subsidiaries and affiliates having an address at 260 Lake Road, Dayville, Connecticut 06241 (collectively “UNFI”).

RECITALS

A. WFM and its affiliates (the “WFM Affiliates”) operate certain retail supermarket stores, bakeries and other facilities in the United States which are primarily engaged in the sale of natural and organic products (the “WFM Stores”).

B. The parties desire to enter into an agreement pursuant to which UNFI shall sell and distribute to WFM facilities, including WFM Stores, WFM bakeries, WFM distribution centers and other WFM facilities (together the “WFM Facilities”) the goods and services specified below on the terms set forth below.

NOW THEREFORE, the parties agree as follows:

1. Term. Subject to earlier termination as set forth herein, this Agreement shall commence on January 1, 2005 (the “Effective Date”) and expire on December 31, 2007.

2. Distribution

(a) UNFI shall be the Primary Distributor to WFM for the following types of products (the “Product Categories”): (i) natural foods/grocery items, (ii) organic packaged grocery products, (iii) frozen products (including certain grocery and meats), (iv) branded bulk products, (v) vitamins, supplements, body care and other health and beauty aid products, (vi) dairy products and (vii) selected specialty items (but excluding produce, mercantile and other categories not specifically identified above). The foregoing products, along with any other products provided hereunder, are hereinafter defined individually as a “Product” and collectively as the “Products”). Produce, non-branded bulk items and alcoholic beverages are not included in the Products for purposes of this Agreement.

(b) For purposes of this Agreement, “Primary” shall mean that: (i) WFM Facilities in all regions other than in [*CONFIDENTIAL*], shall purchase a majority of the products they purchase in the Product Categories from UNFI, and (ii) WFM shall purchase a minimum of $[*CONFIDENTIAL*] million in Products (inclusive of orders for Products that are out of stock, hereinafter occasionally defined as “OOS Products”) during each 12-month period of the Term, commencing as of the Effective Date.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

3. Pricing, Adjustments, Minimum Orders, Fuel Adjustments

(a) During the Term, UNFI Base Pricing not including freight charges from UNFI distribution centers to WFM Facilities (the “Freight Up Charge”) for Products (other than produce, wine, non-branded bulk products and products purchased through Select Nutrition Distributors, Inc.) will be priced based upon UNFI’s “Cost” plus a percentage as set forth as follows: [*CONFIDENTIAL*]. Pricing shall be set based on [*CONFIDENTIAL*].

(b) If WFM maintains a higher Cost plus percentage than is applicable, UNFI agrees to rebate the difference based on the actual amount charged and the actual earned by WFM based on its volume in a manner consistent with the parties’ past pricing adjustments.

(c) For purposes of this Agreement, “Cost” shall be defined as [*CONFIDENTIAL*].

(d) UNFI will look to put on-line new facilities in both [*CONFIDENTIAL*] and in [*CONFIDENTIAL*] during the next 18 months depending on site and economic viability. In addition, UNFI will look at the feasibility of [*CONFIDENTIAL*]. These initiatives will be done in conjunction with WFM.

(e) [*CONFIDENTIAL*] Products on promotion will be priced at [*CONFIDENTIAL*]. WFM will work with UNFI and vendors to improve the pre-order process. In addition, [*CONFIDENTIAL*]. These Products will be priced at [*CONFIDENTIAL*].

(f) Drop Charge for Less than Minimum Orders. WFM and UNFI anticipate that the average minimum dollar amount per order taking into account all WFM Facilities shall be approximately $[*CONFIDENTIAL*]. If any WFM Facility places an order for Products and the total aggregate dollar amount of all Products included in the delivery is less than $[*CONFIDENTIAL*], UNFI shall charge an additional $[*CONFIDENTIAL*] drop charge for the order. This drop charge for orders that are less than $[*CONFIDENTIAL*] shall not apply to any orders placed by any new WFM Facility within the first [*CONFIDENTIAL*] days of such WFM Facility’s opening date. For WFM Facilities that frequently fall below the $[*CONFIDENTIAL*] level, UNFI shall notify WFM of the issue and propose a reduction in the number of regularly scheduled deliveries to such WFM Facilities. After receipt of the UNFI’s notice and proposal, WFM will reduce the number of deliveries to such WFM Facilities, unless the cause for such orders being below the $[*CONFIDENTIAL*] level is due to size of the WFM Facility or backroom issues. Nothing in the two preceding sentences shall affect UNFI’s right to charge and WFM’s obligation to pay the above-referenced drop charge.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(g) In the event diesel fuel cost weekly average is in excess of $[*CONFIDENTIAL*] per gallon during any three month period during the Term (the “Base Fuel Price”), UNFI shall be entitled to charge WFM an energy surcharge as defined below for Products delivered during the following three month period. The energy surcharge shall be calculated by taking [*CONFIDENTIAL*]. In the event that the weekly average price for diesel fuel exceeds $[*CONFIDENTIAL*] per gallon, the parties agree to negotiate in good faith the allocation of cost between them in excess of the $[*CONFIDENTIAL*] threshold. UNFI and WFM shall develop billing procedures to implement this provision. If the parties cannot agree on an adjustment, [*CONFIDENTIAL*]. Should the price fall below $[*CONFIDENTIAL*] per gallon, UNFI will provide a fuel adjustment credit to WFM calculated the same as above.

(h) Cross-Dock Billing. UNFI will, from time to time, and based on UNFI space availability, ship pallets and shipper displays on a cross-dock basis (as opposed to “bill to, ship to”) for WFM at a rate of $[*CONFIDENTIAL*] per pallet.

(i) Payment Terms. WFM shall send a wire transfer every [*CONFIDENTIAL*] as payment for all acceptable invoices received by WFM the preceding [*CONFIDENTIAL*]. A finance charge of [*CONFIDENTIAL*] per month shall be assessed on any delinquent balance.

4. Placement of Personnel and Transfer of Pricing Information

(a) UNFI shall provide, at its cost, a [*CONFIDENTIAL*] at WFM Headquarters in Austin, Texas. In addition, UNFI will provide [*CONFIDENTIAL*].

(b) WFM agrees to assume responsibility for disseminating product pricing information to the regions, stores and departments based on a mutually agreed upon transition schedule. This is presently work being done by UNFI but now that UNFI is electronically transmitting the 889 and 879 files, WFM has all the information necessary to disseminate this information.

(c) In addition, UNFI agrees that it will accept electronic files from WFM on its National and Regional Promotions in a file lay-out acceptable to both parties based on a mutually agreed upon transition schedule. The goal is to streamline and have consistent formats for mutually agreed data related to promotions.

5. Promotional and Marketing Funds. UNFI will provide assistance to WFM in the solicitation of vendor funding for new, remodeled stores and acquired stores at levels requested by WFM.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

6. Out of Stock Performance Criteria

(a) UNFI and WFM will work together to create an approved product list (“APL”) beginning with the Northeast Region of WFM. An evaluation of this program will be made with the parties Joint OOS Committee.

(b) UNFI agrees, on a local regional DC by DC basis, to maintain minimum fill rates of [*CONFIDENTIAL*]% for WFM Facility orders which means that the UNFI portion of OOS Product’s should not exceed [*CONFIDENTIAL*]%. In the event that UNFI OOS Product’s exceed [*CONFIDENTIAL*]% for more than [*CONFIDENTIAL*] consecutive weeks, UNFI shall pay WFM a credit (the “OOS Credit”) equal to [*CONFIDENTIAL*]. UNFI shall pay the affected WFM Region(s) the OOS Product Credit every week until such time as UNFI fill rates for the applicable DC equal or exceed [*CONFIDENTIAL*]% for a week. UNFI shall issue a weekly check to each affected WFM Region for its prorated share of such OOS Product Credit.

7. Audits WFM and its designated agents shall have the right to perform the following audits of UNFI’s compliance with the terms of the Agreement. [*CONFIDENTIAL*]. The parties anticipate that this will involve the review of [*CONFIDENTIAL*].

(a) Financial – WFM sales, cost, promotions, performance metrics and discounts;

(b) Freight - freight costs, rates, transportation costs;

(c) Vendors – invoices from vendors to UNFI.

8. Private Label. UNFI will purchase and carry Private Label Products requested by WFM subject to space and slot availability pursuant to the terms set forth on Exhibit B. “Private Label Products” shall mean those products that WFM offers from time to time in WFM Facilities under WFM proprietary labels.

9. Termination

(a) WFM may terminate this Agreement immediately upon written notice to UNFI (unless otherwise provided below) for cause if:

(i) UNFI fails to make any payment, credit, rebate or other remittance of monetary consideration provided for herein on the date due, other than as to payments regarding which UNFI has given WFM notice of good faith dispute, and fails to remedy any delinquent payment, credit, rebate or other remittance within fifteen business days after notice thereof from WFM;

(ii) UNFI breaches any non-monetary obligations under the Agreement not specifically referenced above in this Section, and fails to cure such breach after 30 days’ prior written notice of breach;

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(iii) Regulatory violations by UNFI where the violations or the corrective action required materially and adversely affect the continued ability of UNFI to perform all or any material portion of the Agreement; or

(iv) [*CONFIDENTIAL*].

(b) UNFI may terminate the Agreement immediately for cause upon written notice to WFM if:

(i) WFM fails to make any payment, credit, rebate or other remittance of monetary consideration provided for herein on the date due, other than payments regarding which WFM has given UNFI notice of a good faith dispute, and fails to remedy any delinquent payment within five business days after notice thereof from UNFI (which failure to cure shall be an event of default), or if such breach occurs more than twice in any given calendar year;

(ii) WFM fails to purchase $[*CONFIDENTIAL*] of Products in any calendar year during the Term other than where such failure is caused by a Force Majeure event or WFM’s failure is due to UNFI or manufacturer OOS Products; or

(iii) WFM materially breaches any non-monetary obligations under the Agreement not specifically referenced above in this Section, and fails to cure such breach after 30 days’ prior written notice of breach.

10. Facilities; Delivery Standards.

(a) Standards for Facilities. UNFI represents, warrants and covenants that all UNFI distribution centers will be maintained and operated in all material respects in accordance with all applicable laws, in compliance with industry standards and with UNFI warehousing and delivery standards, which will be available for review upon request by WFM. WFM may inspect the physical plant and inventory of any distribution center during normal business hours upon reasonable advance notice to the designated UNFI personnel, but shall not impair or impede the business operations of the center. UNFI shall give at least 60 days notice of its intent to move service for any WFM Store from one facility to another facility. The proposed move shall not result in any increase in cost to WFM, and the parties will have had the opportunity to prepare and implement a plan for a transition to any new distribution facility.

(b) Departure Windows. Unless otherwise provided in this Agreement, UNFI agrees to maintain the existing departure windows for scheduled departures from distribution centers for delivery to WFM Facilities. If changes are required by municipal, residential or property owners on delivery hours, parking of trucks, delivery routes, curfews, noise ordinances, lease covenants, neighborhood covenants and/or operating hours, then WFM and UNFI will work together to make the scheduling changes necessary to comply with such restrictions.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(c) Code Date Policy; Inventory Management. Products shall be distributed to WFM Facilities in compliance with the Code Date Policy attached as Exhibit D related to the minimum number of days prior to expiration of the final code date, for perishable Products, under which such Products will be accepted upon delivery to WFM Facilities. Product delivered with less than the minimum code date shall be deemed out-of-stock for purposes of this Agreement. UNFI agrees to deliver all Products on a “first-in, first-out” inventory management basis, to ensure proper inventory turns and maximize available Product Code Dates.

(d) Quality Standards. Products will be delivered palletized and shrink-wrapped and meet WFM’s quality standards and be free from damage including but not limited to temperature damage and be free from evidence of rodents or insects. The parties will develop a mutually agreeable pallet and tote exchange program. In the event that any product is recalled or withdrawn (the “Recalled Product”), UNFI or its designee will pick up the Recalled Product in order to remove any Recalled Product from WFM Facilities and shall dispose of or return any Recalled Products as required. In addition to the foregoing responsibilities, UNFI shall use its best reasonable efforts to cooperate with WFM in removing the Recalled Product and replenishing WFM Facilities with replacement products.

(e) Store Receiving. All product shipments by UNFI to WFM Facilities shall be evidenced by an invoice and signed by both parties. Shipments of product shall be acknowledged as received by execution by store personnel of the delivered invoice a copy of which shall be left with the WFM Facility.

(f) Passage of Title and Risk of Loss. Title and risk of loss shall pass upon delivery to WFM Facilities when delivered by UNFI fleet or by independent carrier.

11. Indemnification

(a) UNFI Indemnity. UNFI shall indemnify, defend and hold harmless WFM and its parent and affiliates, together with their stockholders, general and limited partners, members, managers, directors, officers, employees, agents, representatives, successors and assigns from and against any and all demands, claims, liabilities, losses, costs, expenses (including but not limited to reasonable attorney fees), injuries and damages of any kind (together “Claims”) incurred or suffered by or asserted against any of them, arising out of or relating to (i) any actual or alleged violation by UNFI of any federal, state or local law, including any statute, ordinance, administrative order, rule or regulation; (ii) any negligence or willful misconduct on the part of UNFI or any of its employees or agents; (iii) any breach of any term of this Agreement; and/or (iv) the employment, presence or activities of any UNFI applicant, employee or contractor on any premises of WFM or any WFM Affiliates for any purpose related to this Agreement, including but not limited to all personal injury, wage and hour, wrongful termination, harassment, discrimination, workers compensation or disability claims or demands.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(b) WFM Indemnity. WFM shall indemnify, defend and hold harmless UNFI and its parent and affiliates, together with their stockholders, general and limited partners, members, managers, directors, officers, employees, agents, representatives, successors and assigns from and against any and all Claims incurred or suffered by or asserted against any of them, arising out of or relating to (i) any actual or alleged violation by WFM of any federal, state or local law, including any statute, ordinance, administrative order, rule or regulation; (ii) any negligence or willful misconduct on the part of WFM or any of its employees or agents; (iii) any breach of any term of this Agreement; and/or (iv) the employment, presence or activities of any WFM applicant, employee or contractor on any premises of UNFI for any purpose related to this Agreement, including but not limited to all personal injury, wage and hour, wrongful termination, harassment, discrimination, workers compensation or disability claims or demands.

(c) Third Person Claims. Promptly after a party has received notice of or has actual knowledge of any Claim against it covered by a third party or the commencement of any action or proceeding by a third person with respect to any such Claim, such party (sometimes referred to as the “Indemnitee”) shall give the other party (sometimes referred to as the “Indemnitor”) written notice of such claim or commencement of such action or proceeding; provided, however, that the failure to give such notice will not affect the right to indemnification hereunder with respect to such Claim, action or proceeding, except to the extent that the other party has been actually prejudiced as a result of such failure. If the Indemnitor has notified the Indemnitee within thirty (30) days from the receipt of the foregoing notice that it wishes to defend against the Claim, unless there exists a potential conflict of interest between the parties, then the Indemnitor shall have the right to assume and control the defense of the Claim by appropriate proceedings with counsel reasonably acceptable to the Indemnitee. The Indemnitee may participate in the defense, at its sole expense, of any such Claim for which the Indemnitor shall have assumed the defense pursuant to the preceding sentence, provided, however, that counsel for the Indemnitor shall act as lead counsel in all matters pertaining to the defense or settlement of such Claims, suit or proceeding other than Claims that in the Indemnitee’s reasonable judgment could have a material and adverse effect on Indemnitee’s business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Indemnitor has not assumed the defense of any claim. The Indemnitor may not settle any Claim without obtaining a release for the benefit of the Indemnitee, unless the consent of the Indemnitee is obtained.

(d) Product Liability. UNFI acknowledges that it generally obtains indemnification agreements from the various manufacturers, vendors or distributors of products it purchases and sells. UNFI agrees to indemnify and hold harmless WFM for any liability arising from any product (other than private label products below) sold to WFM by UNFI, without regard to any negligence by UNFI related to such product, except where the loss is determined to have arisen out of the negligence of WFM. UNFI’s obligation to indemnify WFM for any liability arising from any such products

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

sold to WFM shall exist regardless of the existence or nonexistence of any such indemnification agreements from product manufacturers. Indemnification under this section does not extend to claims arising out of any WFM private label products, except where the liability or loss is attributable to the negligence or intentional acts or omissions of UNFI. Except as otherwise provided hereinabove, all demands, claims, liabilities, losses, costs, injuries and damages of any kind related to private label products are the responsibility of WFM.

(e) Insurance. At all times during the Term and for a one year period after its termination or expiration, UNFI and WFM agree that all material properties and risks of such party shall at all times be covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of the industry, but in no event less than the amounts set forth on Exhibit C. Each of UNFI’s insurance policies shall, at UNFI’s sole expense, name “Whole Foods Market Distribution, Inc., a Delaware corporation, together with its parent and affiliates” as additional insureds to the extent of the respective parties’ obligations herein. Each of WFM’s insurance policies shall, at WFM’s sole expense, name United Natural Foods, Inc. together with its parent, affiliates,” as additional insureds to the extent of the respective parties’ obligations herein. Certificates of insurance evidencing the renewal of insurance shall be exchanged by the parties from time to time. The certificates of insurance shall provide that: (a) such insurance shall not be materially modified or cancelled unless the other party has been given at least thirty (30) days’ advance written notice thereof; and (b) such certificates shall be renewed annually or as policy renewals occur. None of the required coverage amounts shall be construed as a limitation on a party’s potential liability.

12. Compliance with Laws.

(a) General. Each party covenants and agrees during the Term it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local government entity, agency or instrumentality applicable to its responsibilities hereunder. Each party agrees that it shall comply with all certification procedures and regulations. Each party shall promptly notify the other party after it becomes aware of any material adverse proposed law, regulation or order that, to its knowledge, may or does conflict with the parties’ obligations under this Agreement. The parties will then use reasonable efforts to promptly decide whether a change may be made to the terms of this Agreement to eliminate any such conflict or impracticability.

(b) Organic Documentation. In connection with any organic products, UNFI shall take all such actions as required by any federally recognized certifying organization (or as required by law) in order for such products to be certified as organic, including, without limitation, the maintenance of any required documentation and the taking of all reasonably necessary precautions to prevent product compromise. UNFI shall provide all documentation relating to the foregoing to WFM at WFM’s request. WFM acknowledges that UNFI’s facilities in Iowa City and Indiana are in the process of obtaining such certifications and UNFI agrees to use its commercially reasonable efforts to expedite such certifications.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

13. Representations and Warranties of UNFI. UNFI represents and warrants to WFM as follows, and such representations and warranties shall survive the Effective Date:

(a) Sufficient Personnel to Perform Obligations. UNFI represents that it has sufficient personnel with adequate training and expertise to perform its obligations as contemplated hereunder in the time frames contemplated herein.

(b) National Organic Standards. UNFI represents and warrants that it has adequate processes and systems in place, and has adequately educated its personnel, and that it will fully comply with all federal, state and local regulations relating to handling and labeling of organic products, including but not limited to the National Organic Standards as promulgated by the U.S. Department of Agriculture and as such applies to UNFI as a handler or processor of organic foods. UNFI acknowledges that WFM has placed substantial reliance on UNFI to handle various foods for human consumption so as to not invalidate any “organic” designation of such foods. UNFI agrees to use its commercially reasonable efforts to expedite such certifications.

(c) Computer Systems. UNFI has proper security safeguards in place to ensure the confidentiality of all of WFM’s data as contained in UNFI’s computer systems. All such systems will perform without material defect or error in compliance with the performance standards set forth in this Agreement. UNFI has a disaster recovery program in place to ensure that, in the event of a catastrophic destruction of any portion of UNFI’s computer systems, wherever located, UNFI will be able to recover all necessary data to continue to perform its obligations hereunder in substantially the time frames contemplated herein.

(d) Facilities’ Condition and Capacity. All of the distribution centers servicing WFM will be maintained and operated in accordance with UNFI warehousing and delivery standards. Such facilities have the operational systems required to support the obligations of UNFI as set forth in this Agreement, and all such facilities have adequate capacity to order, store and deliver products in accordance with the terms of this Agreement and in the amounts contemplated by WFM. All the distribution centers shall have sufficient security measures in place prior to receipt of products for WFM to ensure that such products are not tampered with or adulterated in any manner, and that all such products shall be maintained at temperatures and other storage conditions necessary to preserve the freshness and integrity of the Products.

(e) Information Provided to Auditors. All information that shall be provided by UNFI to WFM and/or its designated auditors shall be provided in the format in which such information is maintained in the normal course of UNFI’s business, and to UNFI’s knowledge, all such information shall be true and correct in all material respects, except as otherwise disclosed to WFM and/or its designated auditors at the time of disclosure.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

14. Representations and Warranties of WFM. WFM represents and warrants to UNFI as follows, and such representations and warranties shall survive the Effective Date:

(a) Sufficient Personnel to Perform Obligations. WFM represents that it has sufficient personnel with adequate training and expertise to perform its obligations as contemplated hereunder in the time frames contemplated herein.

(b) Computer Systems. WFM has proper security safeguards in place to ensure the confidentiality of all of UNFI’s data as contained in WFM’s computer systems. All such systems will perform without material defect or error in compliance with the performance standards set forth in this Agreement. WFM has a disaster recovery program in place to ensure that, in the event of a catastrophic destruction of any portion of WFM’s computer systems, wherever located, WFM will be able to recover all necessary data to continue to perform its obligations hereunder in substantially the time frames contemplated herein.

15. Miscellaneous

(a) Binding Effect. This Agreement is a binding obligation between the parties hereto for the sale by UNFI and purchase by WFM for the products referenced at the prices and other terms set out in or referenced herein, and may be enforced by either party in accordance with its terms. This Agreement supersedes all previous agreements between the parties.

(b) Force Majeure. “Force Majeure” events shall be events beyond the reasonable control of a party (and not through the fault or negligence of such party) that make timely performance of an obligation not possible. Force Majeure events are those that are not reasonably foreseeable with the exercise of reasonable care, nor avoidable through the payment of nonmaterial additional sums. In addition, Force Majeure events are not due to the negligence, inattention, misconduct or inexperience of the party affected. In the event of a Force Majeure, the party so affected shall give prompt written notice to the other party of the cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

(c) Governing Law; Forum and Jurisdiction; Waiver of Punitive and Similar Types of Damages. The relationship of the parties hereto and all claims arising out of or related to that relationship, including, but not limited to, the construction and interpretation of any written agreements, including this Agreement, shall be governed by the substantive laws of the State of Delaware (without regard to conflicts of law principles). The parties agree and consent to the jurisdiction of the state and federal courts located in Chicago, Illinois and acknowledge that such courts are proper and convenient forums for the resolution of any actions between the parties with respect to

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

the subject matter of this Agreement, and agree that, in such case, these courts shall be the sole and exclusive forums for the resolution of any actions between the parties with respect to the subject matter hereof. The parties hereby waive any right and all right to a jury trial under any applicable law. The parties also waive any and all right to punitive, incidental or consequential damages, except to the extent such damages are included in any award for which indemnification is sought pursuant to the terms of this Agreement or an action is brought for breach of provisions relating to confidential information. Each party herein shall be responsible for their own attorneys’ fees, costs and expenses.

(d) Confidentiality. The parties to this Agreement shall maintain as confidential the specific terms hereof (“Confidential Information”), and shall not disclose such terms to any third party (other than to its own outside legal, accounting, insurance or financial advisors as necessary) without the other party’s prior written consent. “Confidential Information” about a party learned under this Agreement shall not be used during or after the term of this Agreement except in connection with the party’s obligations hereunder, and without limiting the foregoing, such information as to WFM may not be used by UNFI in connection with the marketing, distribution or sale of UNFI’s products other than to WFM. The term “Confidential Information” shall include computer software, source code, object code, hardware configurations and all other information relating to a party, its business and prospects, learned by the other party or disclosed by such party from time to time to the other party in any manner, whether orally, visually or in tangible form (including, without limitation, documents, devices and computer readable media) and all copies, improvements, derivatives and designs thereof, created by either party whether owned by or licensed to such party. The term “Confidential Information” shall also be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by a party that contain, reflect or are based upon the information furnished to such party by the other party pursuant hereto. Confidential Information shall not include any information that:

(i) was in a party’s possession prior to disclosure by the other party hereunder, provided such information is not known by such party to be subject to another confidentiality agreement with or secrecy obligation to the other party;

(ii) was generally known in the grocery industry at the time of disclosure to a party hereunder, or becomes so generally known after such disclosure, through no act of such party;

(iii) has come into the possession of a party from a third party who is not known by such party to be under any obligation to the other party to maintain the confidentiality of such information; or

(iv) was independently developed by a party without the use of any Confidential Information of the other party, to the extent that such independent development is reasonably established by such first party to the other party.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Notwithstanding the foregoing, nothing herein shall prevent the filing of a copy of this Agreement as an exhibit to any filing required by a regulatory agency having jurisdiction over either party, provided that a party required to file a copy hereof shall notify the other party of the filing and request and use its best efforts to obtain confidential treatment of all financial terms of this Agreement prior to the filing thereof. In addition, either party may disclose the terms of this Agreement pursuant to a valid subpoena, provided such party gives the other party reasonable prior notice of the service of any subpoena to permit the other party to seek a protective order, and seeks confidential treatment of all financial terms hereof.

The parties acknowledge and agree that the non-breaching party’s remedy at law is inadequate in the event of any breach or threatened breach by the other party of its agreements set forth in this Section. In the event of such breach or threatened breach, in addition to any other remedy which may be available to the non-breaching party, the non-breaching party shall be entitled to seek, without posting a bond, preliminary or permanent injunctive and/or other equitable relief restraining the breaching party, or any of its agents or employees, from breaching or acting in any manner inconsistent with the conduct or performance required by this Section.

(e) Amendment; Assignment. This Agreement may not be amended or modified except by an instrument in writing signed by an authorized officer of each party. It is agreed that neither party shall transfer or assign this Agreement or any part hereof or any right arising hereunder, by operation of law or otherwise, to a third party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Any purported assignment without consent shall be void and of no force or effect or, at the other party’s option, shall terminate this Agreement. Subject to the foregoing, this Agreement shall be binding on the respective parties and their permitted successors and assigns. Notwithstanding anything to the contrary stated above, both parties may assign this Agreement to any direct or indirect affiliate without obtaining the consent of the other party; provided, however, that the assignor shall continue to be liable for any failure by the assignee to perform.

(f) Entire Agreement; Survival. All exhibits to this Agreement are incorporated by reference herein. This Agreement (and any documents referred to herein or therein) represents the entire agreement and understanding of the parties with respect to the matters set forth herein, and there are no representations, warranties or conditions or agreements (other than implementing invoices, purchase orders and the like necessary to implement this Agreement) not contained herein (or in any documents not referred to herein) that constitute any part hereof or that are being relied upon by any party hereunder. Notwithstanding any termination of this Agreement, all claims arising prior to such termination for any breach of or for any amount due under this Agreement (excluding any such claims that have been satisfied, waived or released prior to such termination) under this Agreement, shall survive such termination, and in addition, the following sections shall survive any such termination: Sections 7 through 15.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

(h) Publicity. Subsection 15(d) notwithstanding, both parties shall agree on a joint initial press release on the entering into of this Agreement; provided, however, that either party may issue releases as deemed necessary by their respective securities counsel under applicable laws governing the release of information.

(i) Notices. Any notices to be given by either party to the other shall be in writing by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested, or by facsimile (only with receipt confirmed). Notices shall be addressed to the parties at the addresses set forth below or to such other address as shall have been so notified to the other party in accordance with this Section. Notices to UNFI shall be addressed to: Steven Townsend, UNFI, 260 Lake Road, Dayville, CT 06241, FAX: 860-779-0746, with a copy, which shall not constitute notice, to E. Colby Cameron, Esq., Cameron & Mittleman LLP, 56 Exchange Terrace, Providence, RI 02903, FAX: 401-331-5787. Notices to WFM shall be addressed to: VP Purchasing, Whole Foods Market Distribution, Inc., 550 Bowie Street, Austin, Texas 78703 with a copy to WFM’s General Counsel at the same address.

(j) No Third Party Beneficiaries. Nothing in this Agreement, whether expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities.

(k) Independent Contractors. In all matters relating to this Agreement both parties shall be acting solely as independent contractors and shall be solely responsible for the acts of their respective employees, contractors and agents. Employees, agents or contractors of one party shall not be considered employees, agents or contractors of the other party. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationship of an employer-employee or principal-agent, or to otherwise create any liability for or obligation of either party whatsoever with respect to the indebtedness, liabilities, and obligations of the other party. Neither UNFI nor any employee or representative of UNFI shall at any time wear a “Whole Foods Market” (Registered Trademark) uniform or in any way hold himself out to be an employee of WFM or any WFM Affiliate. The parties specifically agrees that this Agreement shall not be deemed to grant or imply that either party or any employee of either party is authorized to sign, contract, deal, or otherwise act in the name of or on behalf of the other party.

(l) Titles and Headings; Counterparts; Facsimile Signature. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become a binding agreement when one or more

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

counterparts have been signed by each party and delivered to the other party. Electronic or facsimile signatures shall be deemed original signatures for purposes of execution of this document. This Agreement, including its attachments, supersedes all prior agreements between UNFI and WFM or any WFM Affiliate and is the only agreement between WFM and UNFI, either oral or in writing, relating to the matters set forth herein.

(m) Negotiation of Agreement, Each party and its counsel have cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature Page to Follow]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

WHEREAS, the parties hereto have entered into this Agreement as of the Effective Date.

Whole Foods Market Distribution, Inc., a Delaware corporation

By:
Name Printed:
Title:

UNITED NATURAL FOODS, INC.

By:
Name Printed:
Title:

List of Exhibits:

1. Exhibit A – UNFI Freight Delivery Charge Schedule

2. Exhibit B – Private Label Points

3. Exhibit C – Minimum Insurance Requirements

4. Exhibit D – Code Date Policy

[Signature Page to UNFI/WFMDI Agreement]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit A

Freight Delivery Charge Schedule

[*CONFIDENTIAL*]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit B

WFM Private Label Points

[*CONFIDENTIAL*]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit C

Minimum Insurance Requirements

Policy	Minimum Amount
Comprehensive General Liability and Contractual Liability	$[*CONFIDENTIAL*] per occurrence/$[*CONFIDENTIAL*] aggregate
Product Liability	$[*CONFIDENTIAL*] per occurrence
Automobile (combined bodily injury/property damage	$[*CONFIDENTIAL*] per occurrence
Umbrella (Excess) Insurance	$[*CONFIDENTIAL*] per occurrence
Worker’s Compensation	Statutory

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit D

Code Date Policy

[*CONFIDENTIAL*]